EXHIBIT 10.09

Seatac Digital Resources, Inc.

July 23, 2010

Mr. Robert Cambridge, President

AMHN, Inc.

100 North First Street, Suite 104

Burbank, CA 91502

Ms. Shaneeka James, President

America’s Minority Health Network, Inc.

100 North First Street, Suite 104

Burbank, CA 91502

Re: Proposal to Accept Collateral in Satisfaction of Debt

Dear Bob and Shaneeka:

Reference is made to (i) that certain debt instrument dated April 1, 2010 (the “April 2010 Note”) issued by AMHN, Inc. (“AMHN”) in favor of Seatac Digital Resources, Inc. (“Seatac”) as further outlined on Schedule 1 attached hereto, (ii) that certain Security Agreement dated as of April 1, 2010 executed by AMHN in favor of Seatac (the “AMHN Security Agreement”), (iii) that certain Stock Pledge and Escrow Agreement dated as of April 1, 2010 executed by AMHN in favor of Seatac (the “Pledge Agreement”), (iv) that certain Guaranty Agreement (the “Guaranty”) dated as of April 1, 2010 executed by America’s Minority Health Network, Inc. (“America’s Minority Health Network”) in favor of Seatac, and (v) that certain Guarantor Security Agreement (the “Guarantor Security Agreement” and, together with the Note, the AMHN Security Agreement, the Pledge Agreement and the Guaranty, the “Loan Documents”) dated as of April 1, 2010 executed by the appropriate parties thereto.

As you are aware, AMHN was unable to fulfill its obligation to repay the sum of $925,885.82 of principal and interest on the April 2010 Note that was due on June 30, 2010 and which was demanded to be paid on or before July 11, 2010. As outlined in our previous letter, we assessed a one-time late fee of $55,553.14, bringing the amount payable and past due to $981,438.76.

Pursuant to the Pledge Agreement, AMHN pledged to Seatac a first priority security interest on all of AMHN’s personal property and assets existing at the time or acquired after the signing of the transaction documents on April 1, 2010, including the capital stock of AMHN’s subsidiary, America’s Minority Health Network, Inc. (“America’s Minority Health Network”). Subsequently, AMHN acquired another subsidiary, Spectrum Health Network, Inc. (“Spectrum”).

Robert Cambridge

Shaneeka James

July 23, 2010

Page Two

AMHN and the Guarantor are in default under the Loan Documents for, among other things, failing to make payment to Seatac as required by the Loan Documents. As of July 12, 2010, the amount owing by AMHN and the Guarantor to Seatac under the Note and otherwise is $981,438.76, which amount shall increase from and after the date of this letter in accordance with the terms of the Loan Documents (such amount referred to herein as the “Debt”). The Debt is secured by a first priority security interest in all of AMHN’s and the Guarantor’s assets.

Seatac hereby proposes to accept the collateral listed on Schedule 2 attached hereto (the “Collateral”) in full satisfaction of the Debt in the amount of $981,438.76. This settlement, however, does not include and does not satisfy the trade payable to Seatac from AMHN in the amount of $455,061. The acceptance by Seatac of the Collateral shall be effective July 30, 2010 if AMHN signs the attached Agreement, Acknowledgment and Consent and Joint Direction to Escrow Agent to Release Shares and returns it to us by 9:00 a.m. PST on July 30, 2010.

Please fax AMHN’s consent and any objections to us at (707) 444-6619.

Sincerely,

SEATAC DIGITAL RESOURCES, INC.

/s/ Robin Tjon

Robin Tjon
President

SCHEDULE 1

THE NOTE AND RELATED CHARGES

Note	Principal Amount	Accrued and Unpaid Interest	Total Value
Accrued and Unpaid Interest on Prior Loans		$17,386.99 (through March 31, 2010)	$17,386.99
Secured Promissory Note Dated April 1, 2010	$800,000.00	$2,630.14 (through April 30, 2010)	$802,630.14
Additional Advance on April 30, 2010 under Secured Promissory Note Dated April 1, 2010	$50,000.00	$2,909.59 (through May 31, 2010)	$52,909.59
Additional Advance on May 27, 2010 under Secured Promissory Note Dated April 1, 2010	$50,000.00	$2,958.90 (through June 30, 2010)	$52,958.90
6% Late Fee on Unpaid Balance	$55,553.14		$55,553,14
TOTAL	$955,553.14	$25,885.62	$981,438.76

SCHEDULE 2

THE COLLATERAL

1.      All rights, title and interest of AMHN in the 1,000 shares of common stock of America’s Minority Health Network, Inc. represented by shares certificate number 1, which is held by Smith & Associates as escrow agent pursuant to the Pledge Agreement.

2.      All rights, title and interest of AMHN and America’s Minority Health Network, Inc. in the mark “America’s Minority Health Network, Inc.” and the goodwill associated with such mark.

3.      All books and records of America’s Minority Health Network, Inc. held by AMHN.